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                                                                    Exhibit 23.3



                         Consent of Independent Auditors



We consent to the incorporation by reference, in Post-Effective Amendment No. 1 to Form S-1 of New Focus, Inc. dated May 18, 2000, of our report dated February 25, 2000 (except as to Note 12, as to which the date is May 8, 2000) with respect to the consolidated financial statements and schedule of New Focus, Inc. included in Amendment No. 7 to the Registration Statement (Form S-1 No. 333-31396) and related Prospectus of New Focus, Inc. dated May 17, 2000.




                                                           /s/ Ernst & Young LLP



San Jose, California
May 17, 2000